UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2004

America Online Latin America, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 20, 2004, J. Michael Kelly and Joseph A. Ripp resigned as members of the Board of Directors of America Online Latin America, Inc. ("AOLA"). America Online, Inc. and Time Warner Inc., the holders of AOLA's Series B Redeemable Convertible Preferred Stock, have appointed Joseph M. Redling and Neil Smit to fill the vacancies created by the resignations of Messrs. Kelly and Ripp pursuant to the terms of such preferred stock.

As Chief Marketing Officer for America Online, Inc., Mr. Redling is responsible for overall brand management and marketing, both domestic and international, for the AOL family of brands. He oversees brand marketing, marketing strategies, and marketing research and development.

Mr. Smit is President of America Online, Inc.'s Access Business and oversees access network management for the company's Internet access services including AOL, CompuServe, Netscape ISP, and Wal-Mart Connect. He leads a global organization that focuses on acquiring new members, deepening AOL's relationship with these members, and managing their migration from one access service to another.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc

December 20, 2004	By:	Charles M. Herington

Name: Charles M. Herington
Title: President and Chief Executive Officer